As filed with the Securities and Exchange Commission on October 17, 2013

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ETF Series Solutions

(Exact name of registrant as specified in its charter)

Delaware	(see below)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Vident International Equity Fund	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box.	☐

Securities Act registration statement file number to which this form relates: 333-179562

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562 and 811-22668), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 894189-13-005122) on September 5, 2013, which is incorporated herein by reference.

The Trust currently consists of two separate series.  The Fund to which this filing relates and its respective IRS Employer Identification Number is as follows:

Title of Each Class of Securities to beRegistered	IRS Employer ID Number
Vident International Equity Fund	46-3282591

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated February 9, 2012 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC on February 17, 2012 (Accession Number: 0000894189-12-000776)

B.
Registrant’s Agreement and Declaration of Trust dated February 17, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC on February 17, 2012 via EDGAR (Accession No. 0000894189-12-000776)

C.
Registrant’s By-Laws dated February 17, 2012 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC on February 17, 2012 via EDGAR (Accession No. 0000894189-12-000776).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETF Series Solutions

October 17, 2013

/s/ Michael A. Castino
Principal Executive Officer